UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2010

Phoenix Technologies Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17111	04-2685985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-570-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2010, Phoenix Technologies Ltd, a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement ("Asset Purchase Agreement") with Hewlett-Packard Company, a Delaware corporation ("HP"), pursuant to which HP agreed to acquire and the Company agreed to sell its rights, title and interests in the assets related to HyperSpace®, HyperCore® and Phoenix Flip™ (the "Purchased Assets"). As consideration for the Purchased Assets, HP agreed to pay $12,000,000 in cash, $10,000,000 of which will be paid to the Company at or immediately following the closing (the "Closing") and the remaining $2,000,000 (the "Escrow Amount") will be deposited into an escrow account to be established in connection with the Closing, which will be managed and paid pursuant to the terms of the Asset Purchase Agreement and the escrow agreement. The Escrow Amount will be used to secure certain indemnification obligations of the Company in favor of HP as set forth in the Asset Purchase Agreement. In connection with the transaction, upon the Closing, the Company will grant HP licenses for certain intellectual property in addition to the Purchased Assets. The Asset Purchase Agreement contains customary representations and warranties by the Company and HP. It also includes a non-competition provision under which the Company agreed not to engage in certain competitive activities relating to the Purchased Assets for a specified period following the execution of the Asset Purchase Agreement. The Asset Purchase Agreement provides that HP will extend offers of employment to certain Company employees primarily engaged in work relating to the Purchased Assets. The Closing is subject to customary closing conditions.

On June 10, 2010, the Company issued a press release describing this transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The foregoing summary is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending June 30, 2010.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 4, 2010, Company management approved a restructuring plan in connection with the sale of the Purchased Assets pursuant to the Asset Purchase Agreement. The actions under this restructuring will involve terminating approximately 30 employees and vacating one of the Company’s Bangalore, India facilities. The Company expects to record a restructuring charge in the aggregate amount of approximately $950,000 in the third quarter of fiscal year 2010 consisting of approximately (i) $300,000 related to severance costs, (ii) $150,000 related to ongoing lease obligations related to the applicable Bangalore facility and (iii) $500,000 for asset impairment costs. It is estimated that the actions under this restructuring plan will be completed within the next five months.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated June 10, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Technologies Ltd.

June 10, 2010	By:	/s/ Timothy C. Chu

Name: Timothy C. Chu
Title: VP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 10, 2010.